SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRIST MILL CO

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 4/14/98           40,000-           14.5000
               THE GABELLI ABC FUND
                                 4/14/98           10,000-           14.5000
          GAMCO INVESTORS, INC.
                                 4/14/98            5,000-           14.5000
                                 4/14/98           60,000-           14.5000
                                 4/03/98           39,400            14.6875
                                 4/02/98              600            14.6875
          GABELLI ASSOCIATES LTD
                                 4/14/98           60,000-           14.5000
                                 4/08/98           15,000            14.5000
          GABELLI ASSOCIATES FUND
                                 4/14/98            2,100            14.3750
                                 4/14/98          263,450-           14.5000
                                 4/09/98           11,100            14.4375

















          (1) THE TRANSACTIONS ON 4/14/98 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.